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Exhibit 99.1

iLinc Communicatons

CONTACT:
Mark R. Yeager
Vice President of Marketing
602-952-1200
pr@ilinc.com



           ILINC COMMUNICATIONS ANNOUNCES NEW CHIEF FINANCIAL OFFICER
           ----------------------------------------------------------
     DAVID IANNINI BRINGS SOLID FINANCIAL, CORPORATE DEVELOPMENT EXPERIENCE

PHOENIX, Arizona (March 17, 2005) - iLinc Communications, Inc. (AMEX:ILC), developers of Web conferencing software and audio conferencing services, today announced that David J. Iannini has been appointed chief financial officer for the Company. Mr. Iannini brings a deep range of relevant experience to the organization including more than 24 years of senior level management positions in finance, accounting, investment banking, and corporate development.

Mr. Iannini served 14 years as an investment banker with Salomon Brothers and Schroders, where he was involved in more than 100 merger, acquisition, sale, and capital raising transactions. Following that role, he served three years as the treasurer and vice president of corporate development for Viad Corp which included work on Viad's recent spin-off of Moneygram as well as its $425 million revolving credit facility. Mr. Iannini also served as president of MAR & Associates, an investment banking and consulting firm serving both public and private companies. In addition, he has been a senior accountant with Arthur Andersen & Co. and is a Certified Public Accountant. He is on the Board of Directors of Channell Commercial Corporation as a member of both its Audit Committee and Compensation Committee. Mr. Iannini earned his Bachelor of Science Degree in Accounting, graduating Magna Cum Laude from the Carroll School of Management at Boston College. He earned his Master of Business Administration Degree in Finance with Summa Cum Laude honors from the Anderson Graduate School of Management at UCLA. Mr. Iannini replaces former CFO John (Jack) Hodgson. Mr. Hodgson will continue providing support for the Company on an interim consulting basis.

ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of Web conferencing software and audio (phone) conferencing services for highly-secure and cost-effective collaborative meetings, presentations, and training sessions. The Company enables customers to purchase and own iLinc Web conferencing software, which can be installed inside of a customer's network or hosted by iLinc. Our products and services include the iLinc Suite of Web Conferencing software (MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc); Audio Conferencing Services; On-Demand Conferencing; and EventPlus, a service for professionally managed online and audio conferencing events. iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and customer support. More information about the Phoenix-based company may be found on the Web at www.iLinc.com.



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ILC Announces New Chief Financial Officer
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March 17, 2005


THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE RATE OF ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES BY CUSTOMERS, CHANGES IN THE WEB CONFERENCING AND AUDIO CONFERENCING MARKET IN GENERAL, THE ACCEPTANCE OF NEW PRODUCTS, THE COMPANY'S NEED FOR WORKING CAPITAL, THE RESULT OF PENDING LITIGATION, THE COMPETITION THE COMPANY FACES FROM LARGER AND MORE WELL-CAPITALIZED COMPETITORS, AND OTHER MATTERS MORE FULLY DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, and its logo are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.



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